                                                                   EXHIBIT 10.51

                                  PULITZER INC.
                               2003 INCENTIVE PLAN


         1. BACKGROUND. The purpose of the Pulitzer Inc. 2003 Incentive Plan (the "Plan") is to attract, motivate, reward and retain key personnel of Pulitzer Inc. (the "Company") and its subsidiaries through the use of equity-based and cash incentive compensation opportunities ("Awards"), including
(a) options to purchase shares of the Company's common stock, $.01 par value ("Common Stock"), granted under Section 5, (b) stock awards granted under
Section 6, (c) stock appreciation rights ("SARs"), dividend equivalent payment rights and other forms of equity-based compensation granted under Section 7, and
(d) cash incentive awards granted under Section 8. The Plan amends, restates and consolidates into a single plan the Pulitzer Inc. 1999 Stock Option Plan and the Pulitzer Inc. 1999 Key Employees' Restricted Stock Purchase Plan (the "Predecessor Plans").

         2. ELIGIBILITY. The Company may grant Awards under the Plan to any present or future directors, officers, employees and other key personnel of the Company or a subsidiary of the Company. For Plan purposes, a subsidiary of the Company is any entity in which the Company has a direct or indirect ownership interest of at least 50%.

         3. LIMITATIONS ON COMPANY STOCK AWARDS UNDER THE PLAN.

                  (a) Aggregate Share Limitation. The Company may issue and sell up to 4,500,000 shares of Common Stock under the Plan, inclusive of shares issued pursuant to grants made under the Predecessor Plans, but exclusive of (1) shares covered by the unexercised portion of an option that terminates, expires, is canceled or is settled in cash, (2) shares forfeited or repurchased under the Plan, (3) shares subject to Awards that are forfeited, canceled, terminated or settled in cash, (4) shares withheld or surrendered in order to pay the exercise or purchase price under an Award or to satisfy the tax withholding obligations associated with the exercise, vesting or settlement of an Award, and (5) shares subject to SARs or a similar Award but not actually delivered in connection with the exercise or settlement of the Award.


                  (b) Individual Employee Limitations. In any calendar year, (1) no employee may be granted options and SARs relating to more than 200,000 shares of Common Stock, and (2) no employee may earn other equity Awards subject to performance-based vesting criteria described in Section 8 relating to more than the employee's Annual Limit, which for this purpose shall equal 100,000 shares of Common Stock plus the amount of the employee's unused share-based Annual Limit as of the close of the previous year. With respect to performance-based Awards pursuant to Section 8 not valued by reference to Common Stock at the date of grant (so that the foregoing limitations would not operate as an effective limitation satisfying Treasury Regulation 1.162-27(e)(4)), no employee may be granted Awards authorizing the earning during any calendar year of an amount that exceeds the employee's Annual Limit, which for this purpose shall equal $3.5 million plus the amount of the employee's unused cash Annual Limit as of the close of the previous year. For purposes of this Section 3(b), (i) "earning" means satisfying performance conditions so that an amount becomes payable, without regard to whether it is to be paid currently or on a deferred basis or continues to be subject to any service requirement or other non-performance condition, and (ii) an employee's Annual Limit is used to the extent a cash or share amount may be potentially earned under an Award, regardless of whether such amount is in fact earned.

         4. ADMINISTRATION.

                  (a) Committee. The Plan will be administered by a committee (the "Committee") comprised of at least two members of the Company's Board of Directors (the "Board"). The members of the Committee will be appointed by and serve at the pleasure of the Board.

                  (b) Responsibility and Authority of Committee. Subject to the provisions of the Plan, the Committee, acting in its discretion, will have responsibility and full power and authority to (1) select the persons to whom Awards will be made, (2) prescribe the terms and conditions of each Award and make amendments thereto, (3) construe, interpret and apply the provisions of the Plan and of any agreement or other document evidencing an Award made under the Plan, and (4) make any and all determinations and take any and all other actions as it deems necessary or desirable in order to carry out the terms of the Plan. Notwithstanding the foregoing, the Board will have sole responsibility and authority for matters relating to the grant and administration of Awards to non-employee directors, and reference herein to the Committee with respect to any such matters will be deemed to refer to the Board. In exercising its responsibilities under the Plan, the Committee may obtain at the Company's expense such advice, guidance and other assistance from outside compensation consultants and other professional advisers as it deems appropriate.

                  (c) Delegation of Authority. Subject to the requirements of applicable law, the Committee may delegate to any person or group or subcommittee of persons (who may, but need not be members of the Committee) such Plan-related functions within the scope of its responsibility, power and authority as it deems appropriate. Without limiting the foregoing, the Committee may delegate to the Chairman and Chief Executive Officer of the Company annual discretion to grant a limited number of options to eligible employees, and the Committee may delegate to a subcommittee the authority to grant and administer Awards to senior executives, including stock options and Awards subject to performance-based criteria described in Section 8. If the Committee wishes to delegate a particular function to a subcommittee consisting solely of its own members, it may choose to do so on a de facto basis by limiting the members entitled to vote on matters relating to that function. Reference herein to the Committee with respect to functions delegated to another person, group or subcommittee will be deemed to refer to such person, group or subcommittee.

                  (d) Committee Actions. A majority of the members of the Committee shall constitute a quorum. The Committee may act by the vote of a majority of its members present at a meeting at which there is a quorum or by unanimous written consent. The decision of the Committee as to any disputed question, including questions of construction, interpretation and administration, shall be final and conclusive on all persons. The Committee shall keep a record of its proceedings and acts and shall keep or cause to be kept such books and records as may be necessary in connection with the proper administration of the Plan.

                  (e) Indemnification. The Company shall indemnify and hold harmless each member of the Committee or subcommittee appointed by the Committee and any employee or director of the Company or of a subsidiary to whom any duty or power relating to the administration or interpretation of the Plan is delegated from and against any loss, cost, liability (including any sum paid in settlement of a claim with the approval of the Board), damage and expense (including legal and other expenses incident thereto) arising out of or incurred in connection with the Plan, unless and except to the extent attributable to such person's fraud or willful misconduct.

         5. STOCK OPTION AWARDS. Stock options granted under the Plan will have such vesting and other terms and conditions as the Committee, acting in its discretion in accordance with the Plan, may determine, either at the time the option is granted or, if the holder's rights are not adversely affected, at any subsequent time. The Committee may impose restrictions on shares acquired upon, and/or make or impose such other arrangements or conditions as it deems appropriate for the deferral of income attributable to, the exercise of options granted under the Plan.

                  (a) Minimum Exercise Price. The exercise price per share of Common Stock covered by an option granted under the Plan may not be less than 85% of fair market value on the date the option is granted. In the case of options granted to non-employee directors and "incentive stock options" (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) granted to employees, the exercise price may not be less than 100% of fair market value on the date the option is granted (110% in the case of "incentive stock options" granted to an employee who is a 10% stockholder within the meaning of Section 422(b)(6) of the Code). For Plan purposes, unless otherwise determined by the

         Committee, the fair market value of a share of Common Stock on any date is the closing price per share in consolidated trading of securities listed on the principal national securities exchange on which shares of Common Stock are then traded, as reported by a recognized reporting service or, if there is no sale on such date, on the next preceding date on which such shares are traded.

                  (b) Limitation on Repricing of Options. Unless and except to the extent otherwise approved by the stockholders of the Company, the "repricing" of options granted under the Plan shall not be permitted. For this purpose, "repricing" means: (1) amending the terms of an option after it is granted to lower its exercise price, (2) any other action that is treated as a repricing under generally accepted accounting principles, and (3) canceling an option at a time when its strike price is equal to or greater than the fair market value of the underlying shares, in exchange for another option, restricted stock, or other equity; provided, however, that a cancellation, exchange or other modification to an option that occurs in connection with a merger, acquisition, spin-off or other corporate transaction, including under
         Section 9 (relating to capital and other corporate changes) will not be deemed a repricing. A cancellation and exchange described in clause (3) of the preceding sentence will be considered a repricing regardless of whether the option, restricted stock or other equity is delivered simultaneously with the cancellation, regardless of whether it is treated as a repricing under generally accepted accounting principles, and regardless of whether it is voluntary on the part of the option holder.

                  (c) Maximum Duration. Unless sooner terminated in accordance with its terms, an option will automatically expire on the tenth anniversary of the date it is granted (the fifth anniversary of the date it is granted in the case of an "incentive stock option" granted to an employee who is a 10% stockholder).

                  (d) Effect of Termination of Employment or Service. The Committee may establish such exercisability and other conditions applicable to an option following the termination of the optionee's employment or other service with the Company and its subsidiaries ("Termination of Service") as the Committee deems appropriate on a grant-by-grant basis.

                  (e) Nontransferability. No option shall be assignable or transferable except upon the optionee's death to a beneficiary designated by the optionee in a manner prescribed or approved for this purpose by the Committee or, if no designated beneficiary shall survive the optionee, pursuant to the optionee's will or by the laws of descent and distribution. During an optionee's lifetime, options may be exercised only by the optionee or the optionee's guardian or legal representative. Notwithstanding the foregoing, the Committee may permit the inter vivos transfer of an optionee's options (other than options designated as "incentive stock options") by gift to any "family member" (within the meaning of Item A.1.(5) of the General Instructions to Form S-8 or any successor provision), on such terms and conditions as the Committee deems appropriate.

                  (f) Manner of Exercise. An outstanding and exercisable option may be exercised by transmitting to the Secretary of the Company (or other person designated for this purpose by the Committee) a written notice identifying the option that is being exercised and specifying the number of shares to be purchased pursuant to that option, together with payment of the exercise price, and by satisfying the applicable tax withholding obligations pursuant to Section 10. The Committee, acting in its sole discretion, may permit the exercise price to be paid in whole or in part in cash or by check, by means of a cashless exercise procedure to the extent permitted by law, in the form of unrestricted shares of Common Stock (to the extent of the fair market value thereof) if the surrender or withholding of such shares does not result in the recognition of additional accounting expense by the Company or, subject to applicable law, by any other form of consideration deemed appropriate. In addition, the Committee may permit optionees to elect to defer the delivery of shares representing the profit upon exercise of an option, subject to such terms, conditions and restrictions as the Committee may specify.

                  (g) Rights as a Stockholder. No shares of Common Stock shall be issued in respect of the exercise of an option until payment of the exercise price and the applicable tax withholding obligations have been satisfied or provided for to the satisfaction of the Company. The holder of an option shall have no rights as a stockholder with respect to any shares covered by the option until the option is validly exercised, the exercise price is paid fully and applicable withholding obligations are satisfied fully.

                  (h) 2003 Formula Option Grant to Non-Employee Directors. In accordance with the Pulitzer Inc. 1999 Stock Option Plan, as previously in effect, the Company will grant an option to purchase 3,000 shares of Common Stock on the day following the 2003 annual meeting of the Company's stockholders to eligible non-employee directors. Unless the Board determines otherwise, no automatic option grants will be made to non-employee directors after 2003.

         6. STOCK AWARDS. The Committee may grant stock Awards upon such terms and conditions as the Committee, acting in its discretion in accordance with the Plan, may determine. A stock Award may take the form of the issuance and transfer to the recipient of shares of Common Stock or a grant of stock units representing a right to receive shares of Common Stock in the future and, in either case, may be subject to designated vesting conditions and transfer restrictions.

                  (a) Minimum Purchase Price. The purchase price payable for shares of Common Stock transferred pursuant to a stock Award must be at least equal to their par value, unless other lawful consideration is received by the Company for the issuance of the shares or treasury shares are delivered in connection with the Award.

                  (b) Stock Certificates for Non-Vested Stock. Shares of Common Stock issued pursuant to a non-vested stock Award may be evidenced by book entries on the Company's stock transfer records pending satisfaction of the applicable vesting conditions. If a stock certificate for shares is issued before the stock Award vests, the certificate will bear an appropriate legend to reflect the nature of the conditions and restrictions applicable to the shares, and the Company may require that any or all such stock certificates be held in custody by the Company until the applicable conditions are satisfied and other restrictions lapse. The Committee may establish such other conditions as it deems appropriate in connection with the issuance of certificates for shares issued pursuant to non-vested stock Awards, including, without limitation, a requirement that the recipient deliver a duly signed stock power, endorsed in blank, for the shares covered by the Award.

                  (c) Stock Certificates for Vested Stock. The recipient of a vested stock Award will be entitled to receive a certificate, free and clear of conditions and restrictions (except as may be imposed in order to comply with applicable law), for vested shares covered by the Award, subject, however, to the payment or satisfaction of withholding tax obligations in accordance with Section 10. The delivery of vested shares covered by an Award of stock units may be deferred if and to the extent provided by the terms of the Award or directed by the Committee.

                  (d) Rights as a Stockholder. Unless otherwise determined by the Committee, (1) the recipient of a stock Award will be entitled to receive dividend payments (or, in the case of an Award of stock units, dividend equivalent payments) on or with respect to the shares that remain covered by the Award (which the Committee may specify are payable on a deferred basis and are forfeitable to the same extent as the underlying Award), (2) the recipient of a non-vested stock Award may exercise voting rights if and to the extent that shares of Common Stock have been issued to him pursuant to the Award, and (3) the recipient will have no other rights as a stockholder with respect to such shares unless and until the shares are issued to him free of all conditions and restrictions under the Plan.

                  (e) Nontransferability. With respect to any stock Award, unless and until all applicable vesting conditions, if any, are satisfied and vested shares are issued, neither the stock Award nor any shares of Common Stock issued pursuant to the Award may be sold, assigned, transferred, disposed of, pledged or otherwise hypothecated other than to the Company in accordance with the terms of the Award or the Plan. Any attempt to do any of the foregoing before such time shall be null and void and, unless the Committee determines otherwise, shall result in the immediate forfeiture of the shares or the Award, as the case may be.

                  (f) Termination of Service Before Vesting; Forfeiture. Unless the Committee determines otherwise, a non-vested stock Award will be forfeited upon the recipient's Termination of Service. If a non-vested stock Award is forfeited, any certificate representing shares subject to such Award will be canceled on the books of the Company and the recipient will be entitled to receive from the Company an amount equal to any cash purchase price paid by him for such shares. If an Award of stock units is forfeited, the recipient will have no further right to receive the shares of Common Stock represented by such units.

         7. OTHER EQUITY-BASED AWARDS. The Committee may grant SARs, dividend equivalent payment rights, phantom shares, bonus shares and other forms of equity-based Awards to eligible persons, subject to such terms and conditions as it may establish. Awards made pursuant to this Section may entail the transfer of shares of Common Stock to an Award recipient or the payment in cash or otherwise of amounts based on the value of shares of Common Stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable tax and/or other laws. Shares of Common Stock covered by an Award made under this Section will be deemed to have been issued under the Plan for the purpose of applying the aggregate share limitation of Section 3(a) if and when such shares or the Award to which such shares relate shall become vested. An SAR constitutes a conditional right of the recipient to receive, in cash or shares of equivalent value, an amount equal to the fair market value of a share at an exercise or designated settlement date minus a specified base price; the base price shall be an amount not less than 85% of the fair market value of a share at the date of grant of the SAR.

         8. PERFORMANCE-BASED AWARDS.

                  (a) General. The Committee may condition the grant, exercise, vesting or settlement of equity-based Awards on the achievement of specified performance goals in accordance with this Section. In addition, incentive Awards, including annual incentive Awards and long-term incentive Awards, denominated as cash amounts, may be granted under this Section 8, which Awards may be earned by achievement of specified performance goals in accordance with this Section. The performance period during which achievement of such performance goals may be measured may be any period specified by the Committee.

                  (b) Objective Performance Goals. A performance goal established in connection with an Award covered by this Section must be
         (1) objective, so that a third party having knowledge of the relevant facts could determine whether the goal is met, (2) prescribed in writing by the Committee before the beginning of the applicable performance period or at such later date when fulfillment is substantially uncertain not later than 90 days after the commencement of the performance period and in any event before completion of 25% of the performance period, and (3) based on any one or more of the following business criteria (which may be applied to an individual, a subsidiary, a business unit or division, or the Company and any one or more of its subsidiaries as a whole, as determined by the Committee):

                           (i) total revenue or any key component thereof;

                           (ii) levels of paid circulation, distribution or
                  readership;

                           (iii) operating income, pre-tax or after-tax income
                  from continuing operations, EBITA, EBITDA or net income;

                           (iv) cash flow (including, without limitation, free
                  cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations or cash flow in excess of cost of capital);

                           (v) earnings per share or earnings per share from
                  continuing operations (basic or diluted);

                           (vi) return on capital employed, return on invested
                  capital, return on assets or net assets;

                           (vii) after-tax return on stockholders' equity;

                           (viii) economic value created;

                           (ix) operating margins or operating expenses;

                           (x) value of the Company's Common Stock or total
                  return to stockholders;

                           (xi) value of an investment in the Company's Common
                  Stock assuming the reinvestment of dividends;

                           (xii) strategic business criteria, consisting of one
                  or more objectives based on meeting specified market penetration goals, geographic business expansion goals, cost targets, advertiser satisfaction, reader satisfaction, employee satisfaction, management of employment practices and employee benefits, or supervision of litigation or information technology goals, or goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures; and/or

                           (xiii) a combination of any or all of the foregoing
                  criteria.

The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. If and to the extent permitted for Awards intended to qualify as "performance-based" under Section 162(m) of the Code and regulations thereunder, the Committee may provide for the adjustment of such performance goals to reflect changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar types of events or circumstances occurring during the applicable performance period.

         (c) Calculation of Performance-Based Award. At the expiration of the applicable performance period, the Committee shall determine the extent to which the performance goals established pursuant to this Section are achieved and the extent to which each performance-based Award has been earned. The Committee may not exercise its discretion to enhance the value of an Award that is subject to performance-based conditions imposed under this Section.

         9. CAPITAL CHANGES, REORGANIZATION, SALE.

         (a) Adjustments Upon Changes in Capitalization. The aggregate number and class of shares issuable under the Plan, the maximum number of shares with respect to which options, SARs or other equity Awards may be granted to or earned by any employee in any calendar year, the number and class of shares and the exercise price per share covered by each outstanding option, the number and class of shares and the base price per share covered by each outstanding SAR, and the number and class of shares covered by each outstanding restricted stock unit or other-equity-based Award, and any per-share base or purchase price or target market price included in the terms of any such Award, and related terms shall be adjusted proportionately or as otherwise appropriate to reflect any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend, and/or to reflect a change in the character or class of shares covered by the Plan arising from a readjustment or recapitalization of the Company's capital stock.

         (b) Cash, Stock or Other Property for Stock. Except as otherwise provided in this Section, in the event of an Exchange Transaction (as defined below), all optionees shall be permitted to exercise their outstanding options in whole or in part (whether or not otherwise exercisable) immediately prior to such Exchange Transaction, and any outstanding options which are not exercised before the Exchange Transaction shall thereupon terminate. Notwithstanding the preceding sentence, if, as part of an Exchange Transaction, the stockholders of the Company receive capital stock of another corporation ("Exchange Stock") in exchange for their shares of Common Stock (whether or not such Exchange Stock is the sole consideration), and if the Board, in its sole discretion, so directs, then all outstanding options shall be converted into options to purchase shares of Exchange Stock. The amount and price of converted options shall be determined by adjusting the amount and price of the options granted hereunder on the same basis as the determination of the number of shares of Exchange Stock the holders of Common Stock shall receive in the Exchange Transaction and, unless the Board determines otherwise, the vesting conditions with respect to the converted options shall be substantially the same as the vesting conditions set forth in the original option agreement. The Board, acting in its discretion, may accelerate vesting of non-vested stock Awards and other Awards, provide for cash settlement and/or make such other adjustments to the terms of any outstanding Award as it deems appropriate in the context of an Exchange Transaction, taking into account the manner in which outstanding options are being treated.

                  (c) Definition of Exchange Transaction. For purposes hereof, the term "Exchange Transaction" means a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition or disposition of property or stock, separation, reorganization (other than a mere reincorporation or the creation of a holding company), liquidation of the Company or any other similar transaction or event so designated by the Board in its sole discretion, as a result of which the stockholders of the Company receive cash, stock or other property in exchange for or in connection with their shares of Common Stock.

                  (d) Fractional Shares. In the event of any adjustment in the number of shares covered by any Award pursuant to the provisions hereof, any fractional shares resulting from such adjustment shall be disregarded, and each such Award shall cover only the number of full shares resulting from the adjustment.

                  (e) Determination of Board to be Final. All adjustments under this Section shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

         10. TAX WITHHOLDING. As a condition to the exercise of any Award or the delivery of any shares of Common Stock pursuant to any Award or the lapse of restrictions on any Award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company or a subsidiary relating to an Award (including, without limitation, an income tax deferral arrangement pursuant to which employment tax is payable currently), the Company and/or the subsidiary may (a) deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to an Award recipient whether or not pursuant to the Plan or (b) require the recipient to remit cash (through payroll deduction or otherwise), in each case in an amount sufficient in the opinion of the Company to satisfy such withholding obligation. If the event giving rise to the withholding obligation involves a transfer of shares of Common Stock, then, at the sole discretion of the Committee, the recipient may satisfy the withholding obligation described under this Section by electing to have the Company withhold shares of Common Stock or by tendering previously-owned shares of Common Stock, in each case having a fair market value equal to the amount of tax to be withheld (or by any other mechanism as may be required or appropriate to conform with local tax and other rules); provided, however, that no shares may be withheld if and to the extent that such withholding would result in the recognition of additional accounting expense by the Company.

         11. AMENDMENT AND TERMINATION. The Board may amend or terminate the Plan, provided, however, that no such action may materially adversely affect a holder's rights under an outstanding Award without his written consent. Any amendment that would increase the aggregate number of shares of Common Stock issuable under the Plan, the maximum number of shares with respect to which options, SARs or other equity Awards may be granted to any employee in any calendar year, or that would modify the class of persons eligible to receive Awards shall be subject to the approval of the Company's stockholders. The Committee may amend the terms of any agreement or Award made hereunder at any time and from time to time, provided, however, that any amendment which would materially adversely affect a holder's rights under an outstanding Award may not be made without his consent.

         12. GENERAL PROVISIONS.

                  (a) Shares Issued Under Plan. Shares of Common Stock available for issuance under the Plan may be authorized and unissued, held by the Company in its treasury or otherwise acquired for purposes of the Plan. No fractional shares of Common Stock will be issued under the Plan.

                  (b) Compliance with Law. The Company will not be obligated to issue or deliver shares of Common Stock pursuant to the Plan unless the issuance and delivery of such shares complies with applicable law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the requirements of any stock exchange or market upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                  (c) Transfer Orders; Placement of Legends. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Company may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange or market upon which the Common Stock may then be listed, and any applicable federal or state securities law. The Company may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

                  (d) No Employment or other Rights. Nothing contained in the Plan or in any award agreement shall confer upon any recipient of an Award any right with respect to the continuation of his employment or other service with the Company or a subsidiary or interfere in any way with the right of the Company and its subsidiaries at any time to terminate such employment or other service or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient's employment or other service.

                  (e) Decisions and Determinations Final. All decisions and determinations made by the Board pursuant to the provisions hereof and, except to the extent rights or powers under the Plan are reserved specifically to the discretion of the Board, all decisions and determinations of the Committee, shall be final, binding and conclusive on all persons.

                  (f) Certain Limitations Relating to Accounting Treatment of Awards. At any time that the Company is accounting for stock-denominated Awards (other than SARs) under Accounting Principles Board Opinion 25 ("APB 25"), the Company intends that, with respect to such Awards, the compensation measurement date for accounting purposes shall occur at the date of grant or the date performance conditions are met if an Award is fully contingent on achievement of performance goals, unless the Committee specifically determines otherwise. Therefore, other provisions of the Plan notwithstanding, in order to preserve this fundamental objective of the Plan, if any authority granted to the Committee hereunder or any provision of the Plan or an Award agreement would result, under APB 25, in "variable" accounting or a measurement date other than the date of grant or the date such performance conditions are met with respect to such Awards, if the Committee was not specifically aware of such accounting consequence at the time such Award was granted or provision otherwise became effective, such authority shall be limited and such provision shall be automatically modified and reformed to the extent necessary to preserve the accounting treatment of the award intended by the Committee, subject to Section 11 of the Plan.

                  (g) Nonexclusivity of the Plan. No provision of the Plan, and neither its adoption Plan by the Board or submission to the stockholders for approval, shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and Awards which do not qualify as "performance-based compensation" under Section 162(m) of the Code.

         13. GOVERNING LAW. All rights and obligations under the Plan and each Award agreement or instrument shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its principles of conflict of laws.

         Term of the Plan. The Plan shall become effective on the date it is approved by the Company's stockholders (the "Effective Date"), at which time the Predecessor Plans will thereupon be consolidated and restated. Unless sooner terminated by the Board, the Plan shall terminate on October 28, 2008, which is the original termination date of the Predecessor Plans. The rights of any person with respect to an Award made under the Plan that is outstanding at the time of the termination of the Plan shall not be affected solely by reason of the termination of the Plan and shall continue in accordance with the terms of the Award and of the Plan, as each is then in effect or is thereafter amended.